UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 28, 2007

Nexxus Lighting, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23590	59-3046866
(Commission File Number)	(IRS Employer Identification No.)

124 Floyd Smith Drive, Suite 300, Charlotte, North Carolina	28262
(Address of Principal Executive Offices)	(Zip Code)

(704) 405-0416

(Registrant’s Telephone Number, Including Area Code)

9400-200 Southridge Park Court, Orlando, Florida, 32819

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 28, 2007, Nexxus Lighting, Inc., a Delaware corporation (“Nexxus Lighting”), completed the previously announced merger of Advanced Lighting Systems, Inc., a Minnesota corporation (“ALS”) with and into Advanced Lighting Systems, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Nexxus Lighting (“Merger Sub”) pursuant to the terms of an agreement and plan of merger, dated as of August 3, 2007, among Nexxus Lighting, ALS, Merger Sub and Paul Streitz, the sole shareholder of ALS (the “Merger Agreement”). Pursuant to the Merger Agreement, ALS was merged with and into Merger Sub, with Merger Sub continuing as the surviving entity (the “Merger”). Under the terms of the Merger Agreement, the sole shareholder of ALS received cash consideration of approximately $1.1 million (of which $200,000 is subject to an indemnity holdback) and 260,000 shares of Nexxus Lighting’s common stock at closing, and is entitled to possible future earn-out payments, based upon achievement of certain performance milestones for the years ending December 31, 2007 and December 31, 2008, of up to an aggregate of 425,000 additional shares of Nexxus Lighting’s common stock.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to Nexxus Lighting’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 7, 2007.

In connection with the completion of the Merger on September 28, 2007, Merger Sub entered into an employment and non-competition agreement with Paul Streitz (the “Employment Agreement”), who served as the president and was the sole shareholder of ALS. Mr. Streitz will serve as the President of Merger Sub.

The Employment Agreement has an initial term expiring on September 28, 2010, and will continue for successive one year increments unless the Employment Agreement is terminated by either party. The Employment Agreement provides that Mr. Streitz shall receive a base salary of $175,000.00 per annum (which base salary may be increased based on Mr. Streitz’ annual performance review) and performance bonus compensation of up to 50% of his base salary. The actual performance bonus payment is based upon the achievement of certain financial and performance objectives.

In addition, the Company has granted Mr. Streitz an option (the “Stock Option”) to purchase an aggregate of 100,000 shares of the Company’s common stock at an exercise price equal to the fair market value of such stock on September 28, 2007. Except as otherwise provided in the Employment Agreement, subject to Mr. Streitz’ continued employment with Nexxus Lighting and/or any subsidiary of Nexxus Lighting (“Group”) on the applicable date, the Stock Option shall vest as follows: (i) with respect to 35,000 shares on March 31, 2008, if Mr. Streitz is employed by the Group on December 31, 2007, and Merger Sub and ALS have combined earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the 12 months ending December 31, 2007 greater than $250,000; (ii) with respect to 15,000 shares on March 31, 2008, if Mr. Streitz is employed by the Group on December 31, 2007 and Merger Sub and ALS have revenue for the 12 months ending December 31, 2007 greater than $3.5 million; (iii) with respect to 35,000 shares on March 31, 2009, if Mr. Streitz is employed by the Group on December 31, 2008 and Merger Sub has EBITDA for the 12 months ending December 31, 2008 greater than $450,000; and (iv) with respect to 15,000 shares on March 31, 2009, if Mr. Streitz is employed by the Group on December 31, 2008 and Merger Sub has revenue for the 12 months ending December 31, 2008 greater than $5.0 million.

In the event of termination of Mr. Streitz’ employment by the Company for any reason other than cause, death or disability, Mr. Streitz shall receive twelve months base salary, unpaid reimbursable expenses and accrued and unused benefits. The Employment Agreement also contains confidentiality and non-competition provisions.

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The forgoing description of the Employment Agreement is qualified in its entirety by the terms of the Employment Agreement which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure under Item 2.01 is incorporated by reference in this Item 3.02.

The shares of Nexxus Lighting’s common stock issued in the Merger and which may be issued pursuant to the earn-out provisions of the Merger Agreement were, or in the case of the future earn-out shares, if any, will be, issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. Mr. Streitz, the sole shareholder of ALS, represented to Nexxus Lighting that he is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure under Item 2.01 is incorporated by reference in this Item 5.02.

Item 8.01	Other Events.

On September 28, 2007, Nexxus Lighting issued a press release announcing the closing of the Merger, which is filed as Exhibit 99.1 attached hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, Nexxus Lighting will, if required, file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K not later than seventy one (71) calendar days after the date this Form 8-K must be filed.

(b) Pro Forma Financial Information.

As permitted by Item 9.01(b)(2) of Form 8-K, Nexxus Lighting will, if required, file the financial statements required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K not later than seventy one (71) calendar days after the date this Form 8-K must be filed.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated September 28, 2007, between Advanced Lighting Systems, LLC and Paul Streitz

99.1	Press Release, dated September 28, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 28, 2007	NEXXUS LIGHTING, INC.

/s/ Michael A. Bauer
	Name:	Michael A. Bauer
	Title:	President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement, dated September 28, 2007, between Advanced Lighting Systems, LLC and Paul Streitz

99.1	Press Release, dated September 28, 2007

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